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                                                                    EXHIBIT 23.2


             CONSENT OF THE INDEPENDENT ACCOUNTANTS OF STENA LINE AB


The Board of Directors
Stena Line AB:

We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-102110) of Stena AB (publ) of our report dated March 24, 2000, relating to the consolidated balance sheet of Stena Line AB and subsidiaries as of December 31, 1999, and the related consolidated statement of operations and cash flows for the year ended December 31, 1999. We also consent to the reference to our firm under the heading "Experts" in the prospectus.





                                                    /s/ Thord Elmersson
                                                    -------------------
Gothenburg, Sweden                                  Thord Elmersson
January 13, 2003                                    Authorized Public Accountant
                                                    KPMG BOHLINS AB